Exhibit 99.3

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Wins Finance Group Limited

We have audited the accompanying consolidated balance sheets of Wins Finance Group Limited and its subsidiaries (the “Companies”) as of June 30, 2015 and 2014, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wins Finance Group Limited and its subsidiaries, as of June 30, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, New York

October 30, 2015

F-1

WINS FINANCE GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2015	June 30, 2014
ASSETS
Cash	$9,883,091	$5,329,454
Restricted cash	28,494,217	16,221,617
Short-term investments	184,160,555	142,938,358
Commission receivable	-	5,791,245
Guarantee paid on behalf of guarantee service customers	633,313	518,935
Interest receivable	247,912	1,489,934
Net investment in direct financing leases	25,829,055	23,112,285
Deferred tax assets, net	414,479	-
Due from owners	-	25,981,300
Property and equipment, net	915,416	918,628
Other assets	427,386	3,159,437
TOTAL ASSETS	$251,005,424	$225,461,193

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Bank loan for capital lease business	$511,825	$609,648
Interest payable	49,719	-
Income tax payable	3,067,757	438,183
Unearned income from financial guarantee services	3,659,062	7,564,774
Other liabilities	4,067,343	3,992,122
Due to owners	-	378,412
Allowance on financial guarantee services	1,261,868	1,826,768
Deferred income tax liability	1,123,742	1,217,671
Total Liabilities	13,741,316	16,027,578

Stockholders’ Equity
Common stock (par value $1 per share, 35,000,000 shares authorized; 30,000,100 shares issued and outstanding at June 30, 2015 and June 30, 2014	30,000,100	30,000,100
Additional paid-in capital	169,367,482	169,367,482
Statutory reserve	325	325
Retained Earnings	33,490,567	7,417,914
Accumulated other comprehensive income	4,405,634	2,647,794
Total Stockholders’ Equity.	237,264,108	209,433,615
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$251,005,424	$225,461,193

See notes to the consolidated financial statements.

F-2

WINS FINANCE GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	FOR THE YEARS ENDED
	June 30, 2015	June 30, 2014
Guarantee service income
Commissions and fees on financial guarantee services	$7,860,629	$8,240,866
(Provision)/reversal on financial guarantee services	576,456	(1,190,387)
Commission and fees on guarantee services, net	8,437,085	7,050,479

Direct financing lease income
Direct financing lease interest income	3,547,273	1,926,380
Interest expense for direct financing lease	(454,002)	(164,354)
Provision for lease payment receivable	(70,467)	(130,745)
Net direct financing lease interest income after provision for receivables	3,022,804	1,631,281

Financial advisory and lease agency income	3,386,586	873,927
Net revenue	14,846,475	9,555,687

Non-interest income
Interest on short-term investments	16,657,246	1,584,163
Total non-interest income	16,657,246	1,584,163

Non-interest expense
Business taxes and surcharge	(200,223)	(136,528)
Salaries and employees surcharge	(424,872)	(323,618)
Rental expenses	(190,239)	(195,133)
Other operating expenses	(1,468,741)	(997,811)
Total non-interest expense	(2,284,075)	(1,653,090)
Income before taxes	29,219,646	9,486,760

Income tax expense	(3,662,488)	(720,743)
Deferred tax benefit/(expense)	515,495	(1,247,112)
NET INCOME	26,072,653	7,518,905

Other comprehensive income
Foreign currency translation adjustment	1,757,840	174,404
COMPREHENSIVE INCOME	$27,830,493	$7,693,309

Weighted-average common shares outstanding – basic and diluted	30,000,100	30,000,100
Earnings per share – Basic and diluted .	$0.87	$0.25

See notes to the consolidated financial statements.

F-3

WINS FINANCE GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCK HOLDERS’ EQUITY

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated other Comprehensive Income	Statutory Reserve	Retained Earnings/ (Deficits)	Total Owner’s Equity
Balance as of July 1, 2013	30,000,100	$30,000,100	$3,672,755	$2,473,390	$325	$(100,991)	$36,045,579
Injection of capital from owners	-	-	165,694,727	-	-	-	165,694,727
Net income	-	-	-	-	-	7,518,905	7,518,905
Foreign currency translation adjustment	-	-	-	174,404	-	-	174,404
Balance as of June 30, 2014	30,000,100	$30,000,100	$169,367,482	$2,647,794	$325	$7,417,914	$209,433,615
Net income	-	-	-	-	-	26,072,653	26,072,653
Foreign currency translation adjustment	-	-	-	1,757,840	-	-	1,757,840
Balance as of June 30, 2015	30,000,100	$30,000,100	$169,367,482	$4,405,634	$325	$33,490,567	$237,264,108

See notes to the consolidated financial statements.

F-4

WINS FINANCE GROUP LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED
	June 30, 2015	June 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$26,072,653	$7,518,905
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities
Depreciation	257,464	206,665
Loss on disposal of property, plant and equipment	4,706	-
Provision for lease payment receivable	70,467	130,745
Provision/(Reversal of) provision for guarantee	(576,456)	954,377
Deferred tax assets benefit/(expense)	(515,495)	1,268,012

Changes in assets and liabilities:
Net investment in direct financing leases	(2,594,907)	4,546,653
Commission receivable	5,538,846	(1,570,689)
Guarantee evaluation receivable	-	1,497,070
Interest receivable	1,247,794	(1,493,014)
Other assets	2,547,504	(109,638)
Lease receivable in lease agency transaction	475,764	(474,598)
Lease payable in lease agency transaction	(466,938)	466,459
Interest payable	49,492	-
Income tax payable	2,613,867	357,354
Unearned income from financial guarantee services	(3,946,241)	3,861,383
Other liabilities	402,089	(2,639,708)
Net Cash Provided by Operating Activities	31,180,609	14,519,976

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of short-term investment	(183,299,389)	(141,606,172)
Proceeds from maturities of short-term investment	143,380,854	-
Changes in restricted cash (deposit paid to banks for financial guarantee services)	(28,360,974)	(1,370,487)
Purchase of property, plant and equipment	(251,832)	(426,624)
Loan repaid by owners	47,619,902	-
Loan lent to owners	(21,568,398)	(25,645,508)
Payment of loans on behalf of guarantees	-	(283,998)
Changes in restricted cash (deposit released from banks for financial guarantee services)	16,271,836	-
Net Cash Used in Investing Activities	(26,208,001)	(169,332,789)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short term loans	25,580,448	-
Capital contribution by owners	-	166,085,566
Repayment of long term loans	(102,103)	(790,977)
Repayment of short term loans	(25,580,448)	-
Deposit paid to banks for bank loans	-	(827)
Loan repaid to owners	(420,316)	(5,245,338)
Loan borrowed from owners	40,733	-
Net Cash Provided by/(Used in) Financing Activities	(481,686)	160,048,424

Effect of Foreign Currency Translation on Cash	62,715	(10,392)

Net Increase in Cash	4,553,637	5,225,219
Cash and cash equivalent at beginning of year	5,329,454	104,235
Cash and cash equivalent at end of year.	$9,883,091	$5,329,454

Supplemental cash flow information:
Cash paid for income taxes	$1,049,197	$266,853
Cash paid for interest expense	$404,516	$335,800

See notes to the consolidated financial statements.

F-5

WINS FINANCE GROUP LIMITED AND ITS SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

NOTE 1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Wins Finance Group Limited (“Wins” or “the Company”) is a holding company that was incorporated under the laws of British Virgin Islands on July 27, 2014 by Mr. Wang Hong. On October 23, 2014, Wins acquired a wholly-owned subsidiary Full Shine Capital Resources Limited (“Full Shine”) which is a shell company incorporated under the laws of the Hong Kong Special Administrative Region (the “HKSAR” or “Hong Kong”) for $1.

On December 2, 2014, through a share exchange agreement (the “SEA”), Wins through Full Shine acquired 100% of ownership of Jinshang International Financial Leasing Co., Ltd. (“Jinshang Leasing”). According to the SEA, Wins issued 30,000,000 common shares to a company registered in the British Virgin Islands and 100% owned by Mr. Wang Hong in exchange for 100% ownership of Jinshang Leasing.

Since Wins and Full Shine do not have any operations and only a minor amount of net assets, and were controlled by the same owner as Jinshang Leasing, Dongsheng Guarantee and Jinchen Agriculture, the share exchange on December 2, 2014 shall be considered a as capital transaction in substance, rather than a business combination transaction. Consolidated financial statements as of and for the year ended June 30, 2015 included Wins, Full Shine, Jinshang Leasing, Jinchen Agriculture, Dongsheng Guarantee and Tianjin Jiaming. The balance sheet as of June 30, 2014, and the statements of income and comprehensive income and the statement of cash flow for the year ended June 30, 2014 were retrospectively adjusted to furnish comparative information, and included Jinshang Leasing, Jinchen Agriculture, Dongsheng Guarantee and Tianjin Jiaming. Wins recognized the acquired entities’ assets and liabilities at their carrying amounts in the accounts of the acquired entities at the date of the capital transaction under common control. After the completion of the capital transactions, the group mainly conducts business through Jinshang Leasing and Dongsheng Guarantee.

Jinshang Leasing was incorporated on May 18, 2009 in Beijing, People’s Republic of China (the “PRC”) under the laws of PRC and mainly engaged in providing financing lease services to small and medium-sized companies and related financing consulting services in the PRC. Mr. Wang Hong has been its ultimate owner since inception. On December 2, 2014, Full Shine acquired its 100% ownership.

Tianjin Jinshang Jiaming Financial Leasing Co. Ltd. (“Tianjin Jiaming”) was incorporated on April 23, 2014 by Jinshang Leasing. Tianjin Jiaming has not yet conducted specific business activity since its establishment.

Shanxi Jinchen Agriculture Co., Ltd. (“Jinchen Agriculture”) was incorporated on February 29, 2012 in Jinzhong City. Shangxi Province, PRC under the laws of PRC.Jinchen Agriculture had no operations as of the balance sheet dates. Mr. Wang Hong has been its ultimate controlling owner since its inception. On December 22, 2014, Jinshang Leasing acquired its 100% ownership.

Shanxi Dongsheng Finance Guarantee Co., Ltd. (“Dongsheng Guarantee”) was incorporated on February 22, 2006 in Jinzhong City, Shangxi Province, PRC under the laws of PRC and is mainly engaged in providing credit guarantees to small and medium-sized companies and related consulting finance services in the PRC. As of June 30, 2014, Dongsheng Guarantee was ultimately 100% owned Mr. Wang Hong. On December 22, 2014, Jinchen Agriculture acquired its 100% ownership.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation and principle of consolidation

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial information as of June 30, 2015 and 2014 and for the years ended June 30, 2015 and 2014 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and pursuant to Regulation S-X. The consolidated financial information should be read in conjunction with the financial statements and the notes thereto, included in the Company’s audited financial statements for the fiscal year ended June 30, 2014.

F-6

The consolidated financial statements include the financial statements of the Company, its subsidiaries, including the wholly-foreign owned enterprises ("WFOEs").

A subsidiary is an entity in which (i) the Company directly or indirectly controls more than 50% of the voting power; or (ii) the Company has the power to appoint or remove the majority of the members of the board of directors or to cast a majority of votes at the meeting of the board of directors or to govern the financial and operating policies of the investee pursuant to a statute or under an agreement among the shareholders or equity holders.

All significant inter-company transactions and balances have been eliminated upon consolidation.

(b) Reclassifications

Certain amounts have been reclassified to conform to the current presentation.

(c) Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for doubtful accounts and probably loss from guaranteed amounts for financial guarantee service customers.

Significant accounting estimates reflected in the financial statements include: (i) the allowance for doubtful receivables; (ii) estimates of losses on unexpired contracts and financial guarantee service contracts; (iii) accrual of estimated liabilities; (iv) useful lives of long-lived assets; (v) the impairment of long-lived assets; (vi) the valuation allowance of deferred tax assets; and (vii) contingencies.

(d) Operating segments

ASC 280, Segment Reporting, requires companies to report financial and descriptive information about their reportable operating segments, including segment profit or loss, certain specific revenue and expense items, and segment assets. The Company has one reportable segment. All of the Company’s activities are interrelated, and each activity is dependent and assessed based on how each of the activities of the Company supports the others.

The Company has only one reportable segment, which is to provide financial services in the PRC domestic market. The Company’s chief operating decision-maker (“CODM”) has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for both the financing lease and guarantee business. The Company’s net revenues are all generated from customers in the PRC. Hence, the Company operates and manages its business within one segment. For the year ended June 30, 2015, there were three customers that accounted for more than 10% of the Companies’ revenue. For the year ended June 30, 2014, there were two customers that accounted for more than 10% of the Companies’ revenue.

F-7

The percentages of income from these customers to total revenue were:

	For the Years Ended
	June 30, 2015	June 30, 2014
Customer A	18%	11%
Customer B	14%	16%
Customer C	11%	-

As of June 30, 2015, two clients accounted for both 11.4% each of Dongsheng Guarantee’s total outstanding guaranteed loans, respectively, and no other customers accounted for over 10% of its total outstanding guaranteed loans. As of June 30, 2014, two clients accounted for 31.8% and 17.6% of Dongsheng Guarantee’s total outstanding guaranteed loans, respectively.

(e) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in banks and all highly liquid investments with original maturities of three months or less, which are unrestricted as to withdrawal and use.

(f) Restricted Cash

Restricted cash represents cash held by and pledged with banks as guarantor for the guarantee business customers. The banks providing loans to the Company’s guarantee service customers generally require the Company, as the guarantor of the loans, to pledge a cash deposit of 10% to 20% of the guaranteed amount to an escrow account and is restricted from use. The deposits are released after the guaranteed bank loans are paid off and the Company’s guarantee obligation expires which is usually within 12 months.

(g) Short-term investments

Investments in non-marketable assets management products issued by banks and financial institutions (the "issuers") with original maturities of one year to five years but could be redeemed or transferrable at any time are classified as short-term investments under the cost method. The assets management products are managed by banks and financial institutions and invested in fixed-income financial products permitted by the China Securities Regulatory Commission (“SRC”) such as government bonds, corporate bonds and central bank notes. The investment portfolios of these products are not disclosed to the Company by the banks or financial institutions. If the banks and financial institutions are required to redeem these investments, they will redeem at the price of the principal with the undistributed interest. The Company carries the cost method investments at cost and only adjusts for other-than-temporary impairment and distributions of earnings. Management regularly evaluates the impairment of the cost method investments at an individual security level. If the fair value of an investment is less than its amortized cost basis at the balance sheet date of the report period for which impairment is assessed, management will determine whether the decline in fair value is temporary or permanent. If the decline in fair value is other than temporary, the cost basis of the individual security is written down to fair value as a new cost basis and the amount of the write-down is included in current earnings. There is no impairment noted for each report period presented herein.

Interest income from short-term investment is recognized when the Company’s right to receive payment is established. Accrued but non-received interest income is recorded as interest receivable in the accompanying audited consolidated balance sheets.

(h) Financial guarantee service contract

Financial guarantee service contract provides guaranty which protects the holder of a debt obligation against non-payment when due. Pursuant to such guarantee, Dongsheng Guarantee makes payment if the obligor fails in making payment when due.

The contract amounts reflect the extent of involvement the Company has in the guarantee transaction and also represents Dongsheng Guarantee’s maximum exposure to credit loss. According to PRC regulations, the maximum amount Dongsheng Guarantee could provide to its financial guarantee customers is 10 times its net assets which was $198 million as of June 30, 2015.

F-8

Dongsheng Guarantee is a party to financial instrument with off-balance-sheet in the normal course of business to meet the financing needs of its customers. Financial instruments whose contract amounts represent credit risk are as follows:

	June 30, 2015	June 30, 2014

Guarantee	$126,186,812	$182,676,846

(i) Guarantee paid on behalf of guarantee service customers

As guarantor of guarantee service customers’ loans from banks and financial institutions, Dongsheng Guarantee is obligated to repay the loans to banks or financial institutions for the unpaid principal and interest when a customer defaults on the loans. The repayment on behalf of guarantee service customers was recorded as guarantee paid on behalf of guarantee service customers in the consolidated balance sheets. As of June 30, 2015 and June 30, 2014, uncollected guarantees paid on behalf of guarantee service customers from guarantee service customers on whose behalf Dongsheng Guarantee repaid the loans were $633,313 and $518,935, respectively.

(j) Provision for Guarantee Losses

A provision for possible loss to be absorbed by Dongsheng Guarantee for the financial guarantees it provides is recorded as an accrued liability when the guarantees are made and recorded as “Allowance on financial guarantee services” on the consolidated balance sheets. This liability represents probable losses and is increased or decreased by accruing a “Provision/(reversal of provision) on financial guarantee services” against the income of commissions and fees on guarantee services reserve.

This is done throughout the life of the guarantee, as necessary when additional relevant information becomes available. The methodology used to estimate the liability for possible guarantee loss considers the guarantee contract amount and a variety of factors, which include, depending on the counterparty, latest financial position and performance of the borrowers, actual defaults, estimated future defaults, historical loss experience, estimated value of collaterals or guarantees the customers or third parties offered, and other economic conditions such as the economic trend of the area and the country. The estimates are based upon currently available information.

When determining the amount to be recognized in respect of liabilities arising from our guarantee business, we estimate the provision based on considering the guarantee contract amount and a variety of factors, which include, dependence on the counterparty, latest financial position and performance of the customers, actual defaults, estimated future defaults, historical loss experience, estimated value of collateral or guarantees the customers or third parties offered, and other economic conditions such as the economic trend of the area and the country. The estimates are based upon currently available information. It is possible that the prior experience and default history are not indicative of future loss on the guarantee issued. Any increase or decrease in the provision would affect theincome statement in future years.

Dongsheng Guarantee estimates the probable loss to be 1% of the guarantee contract amount balance and made a reversal of its guarantee in the amount of $576,456 for the year ended June 30, 2015, and made a provision of $1,190,387 for the year ended June 30, 2014, respectively. Nil and $236,010 were written-off during the years ended June 30, 2015 and 2014, respectively.

(k) Net investment in direct financing leases

Lease contracts that Jinshang Leasing entered with finance lease customers transfer substantially all the rewards and risks of ownership of the leased assets to the customers, other than legal title before the expiration, and are accounted for as direct financing leases in accordance to ASC 840-10-25 and ASC 840-40-25. The transactions were categorized as direct financing leases. At the inception of a transaction, the cost of the leased property is capitalized at the present value of the minimum lease payment receivables and the unguaranteed residual value of the property at the end of the lease. The difference between the sum of the minimum lease payment receivables, the unguaranteed residual value and the cost of the leased property is recognized as unearned income. Unearned income is recognized over the period of the lease using the effective interest rate method.

F-9

Net investment in direct financing leases is recorded at net realizable value consisting of minimum lease payments to be received less allowance for uncollectible, as needed, and less the unearned income. The allowance for lease payment receivable losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on Jinshang Leasing’s loss history, known and inherent risks in the transactions, adverse situations that may affect the lessee’s ability to repay, the estimated value of any underlying asset, current economic conditions and other relevant factors. This evaluation is inherently subjective, as it requires material estimates that may be susceptible to significant revision as more information becomes available. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis. Jinshang Leasing provides “Specific Allowance” for the lease payment receivable of lease transactions if any specific collectivity risk is identified, and a “General Allowance”, based on total minimum lease payment receivable balance of those transactions with no specific risk identified, to be used to cover unidentified probable loss. The General Allowance is set to be 1% of total unidentified lease receivable balances as of June 30, 2015 and June 30, 2014. The General Allowance Jinshang Leasing provided as of June 30, 2015 and June 30, 2014 were $302,401 and $229,809, respectively; and Specific Allowance were nil and $1,008,876, respectively. Jinshang Leasing made $70,467 and $130,745 provision for General Allowance during the year ended June 30, 2015 and 2014, respectively. $1,011,999 was written off against Specific Allowance during the year ended June 30, 2015 and no provision was made for minimum lease payment receivable was written off against General Allowance during the year ended June 30, 2014.

(l) Revenue recognition

Revenue is recognized when there are probable economic benefits to the Company and when the revenue can be measured reliably, on the following:

Commission income and evaluation income on guarantee service

Commission income on guarantee service is recognized when guarantee contracts have been made whereby the related guarantee obligation has been accepted, the economic benefits associated with the guarantee contracts will probably flow in, and the amount of revenue associated with guarantee contracts can be measured reliably. Commission is determined based on the total agreed fee in the guarantee contracts, recorded in full at inception as unearned income and is recognized as commission in the income statement over the period of guarantee at straight-line method. The agreed commission is generally 3%-7.2% of the guaranteed amount for 12 months which represented the fair value of the non-contingent guarantee liability at the inception of the guarantee.

Dongsheng Guarantee charges the financial guarantee customers a one-time fee for the necessary evaluation Dongsheng Guarantee performed on the customers’ financial ability to apply for loans from banks and financial institutions. The evaluation income was recognized upon the completion of the evaluation.

Direct financing lease interest income

Direct financing lease interest income is on an accrual basis using the effective interest method over the term of the lease by applying the rate that exactly discounts the estimated future minimum lease payment receivables through the period of the lease to the net investment of the direct financing lease at the inception.

The accrual of interest income on leases will be discontinued when the customer becomes 90 (ninety) days or more past due on its lease or loan payments with the Company, unless the Company believes the interest is otherwise recoverable.  Leases may be placed on non-accrual earlier if the Company has significant doubt about the ability of the customer to meet its lease obligations, as evidenced by consistent delinquency, deterioration in the customer’s financial condition or other relevant factors. Payments received while on non-accrual are applied to reduce the Company’s recorded value. The Company will resume accruing the interest income when the Company determines the interest becomes recoverable again, for example the customer resumes payment of the previous interest, and shows material improvement of performance and financial position, etc.

Financial advisory and agency income

Jinshang Leasing and Dongsheng Guarantee provide financing solutions to customers and received advisory fee as compensation. The advisory fees are recognized as income during the service period along with the completion of service obligation.

F-10

As a licensed finance lease company, Jinshang Leasing acts as agent in the finance lease transactions between other finance lessors and lessees, or between banks and lessees. Jinshang Leasing takes neither the benefit of receiving lease payment or the repayment obligation in these transactions. The lease agency income and advisory fees received in these transactions are recognized as income at a net basis during the service period along with the completion of service obligation.

Jinshang Leasing acts as financing agent between other financial leasing companies which need capital and financial institutions which are willing to provide capital. Other financial leasing companies factor their rights to collect capital lease receivables from their lessees to Jinshang Leasing to obtain capital from Jinshang Leasing, and Jinshang Leasing factors its rights to collect debts from these financial lease companies to other financial institutions to finance a portion of the capital provided to other financial lease companies. All the factorings in these transactions were with recourse rights. Financial agency income that Jinshang Leasing earned from the transactions was accrued monthly in accordance with their contractual terms as net interest income on loans to other financial leasing companies and interest cost on loans from financial institutions.

(m) Property and equipment

Plant and equipment a restated at cost less accumulated depreciation. Depreciation is computed using a straight-line method over the estimated useful lives of the assets with 3% - 5% salvage value. Average estimated useful lives of property and equipment are stated in Note 7.

The Company eliminates the cost and related accumulated depreciation of assets sold or otherwise retired from the accounts and includes any gain or loss in the statement of income. The Company charges maintenance, repairs and minor renewals directly to expenses as incurred; major additions and betterment to equipment are capitalized.

(n) Impairment of long-lived assets

The Company applies the provisions of ASC No. 360 Sub topic 10, “Impairment or Disposal of Long-Lived Assets”(ASC 360-10) issued by the Financial Accounting Standards Board (“FASB”). ASC 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property and equipment and finite lived intangible assets, for impairment at least annually or more frequently up on the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There were no impairment losses on the long-lived assets in the year ended June 30, 2015 and 2014.

(o) Fair value measurements

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

F-11

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of June 30, 2015 and June 30, 2014, financial instruments of the Company primarily comprise cash, restricted cash, accounts receivables, other receivables, bank loans, loans receivable and loans payable which were carried at cost on the consolidated balance sheets, and carrying amounts approximated to their fair values because of their generally short maturities.

(p) Foreign currency translation

The Company’s functional currency is United States Dollars (“USD”). The functional currency of Jinshang Leasing Jinchen Agriculture and Dongsheng Guarantee is Chinese Yuan, or Renminbi (“RMB”).

For financial reporting purposes, the financial statements of Jinshang Leasing and Dongsheng Guarantee were prepared using RMB, are translated into the Company’s functional currency, USD at the exchange rates quoted by www.oanda.com. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and stockholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in stockholders’ equity.

	June 30, 2015	June 30, 2014
Balance sheet items, except for equity accounts	6.1088	6.1565

	For the years ended June 30,
	2015	2014
Items in the statements of income and comprehensive
income, and statements of cash flows	6.1375	6.1438

(q) Interest expense

Interest expense derived from the loans providing funds for financial leasing contracts is classified as where in the statements of income.

(r) Non-interest expenses

Non-interest expenses primarily consists of salary and benefits for employees, travel cost, entertainment expense, depreciation of equipment, office rental expense, professional service fees, office supplies, etc.

(s) Income taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.” ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-12

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

According to the law of the People’s Republic of China on enterprise income tax and implementation regulations, small business credit guarantee institutions are allowed to deduct from taxable income the allowance for guarantee loss as follows:

(i)       Guarantee Compensation Reserve - no more than 1% of guaranteed amount balance at the end of the current year; at the same time the Guarantee Compensation Reserve at the end of the immediate previous year should be an addition to the current year taxable income.

(ii)      Unexpired Liability Reserve - no more than 50% of the current year guarantee income; at the same time the Unexpired Liability Reserve provided in the immediate previous year should be an addition to the current year taxable income

(iii)     The actual guarantee compensation loss incurred by small business credit guarantee institutions should be a write-off of Guarantee Compensation Reserve first, and the excessive amount could be a deduction of current year taxable income.

(t) Comprehensive income

Comprehensive income includes net income and foreign currency adjustments. Comprehensive income is reported in the statements of operations and comprehensive income.

Accumulated other comprehensive income, as presented on the balance sheets are the cumulative foreign currency translation adjustments.

(u) Operating leases

The Company leases their principal offices under lease agreements that qualify as operating leases. The Company records the rental under the lease agreement in operating expense when incurred.

(v) Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450 Sub topic 20, “Loss Contingencies”, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

(w) Recently issued accounting pronouncements

There were various accounting standards and updates recently issued, none of which are expected to have a material impact on the Company's financial position, operations, or cash flows.

NOTE 3. RISKS

(a) Credit risk

Credit risk is one of the most significant risks for the Company’s business. Credit risk exposures arise principally in financial guarantee activities which are off-balance sheet financial instruments.

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages credit risk through its risk control system based upon “trusted business circles” of core Small and Medium Enterprises (“SMEs”), which starts from the determination of overall risk management strategies, pre-transactiondue diligence and assessment, in-transaction risk evaluation, product design, pricing determination and counter-guarantee requirement design to post-transaction ongoing monitoring. To minimize credit risk, the Company requires collateral in the form of rights to cash, securities or property and equipment.

F-13

The Company identifies credit risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

(b) Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. The Company is also exposed to liquidity risk of its short-term investments in the event the banks and financial institutions that manage the short-term investments are unable to redeem such short-term investments at a price equal to the principal and undistributed interests or in extreme circumstances, such as significant redemptions or a deterioration of liquidity in the financial markets, may be unable to redeem them at all. As a result, the Company may not have access to the capital related to such short-term investments when needed. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions to obtain short-term funding to meet the liquidity shortage.

(c) Foreign currency risk

A majority of the Company’s operating activities and a significant portion of the Company’s assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

(d) Concentration risk

As of June 30, 2015 and June 30, 2014, the Company held cash and restricted cash of $38,377,308 and $ 21,551,071, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits only with large financial institutions in the PRC with acceptable credit ratings.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 4. RESTRICTED CASH

Restricted cash represents cash pledged with banks as guarantor deposits for Dongsheng Guarantee’s guarantee service customers, amounting to $28.1 and $15.8 million as of June 30, 2015 and June 30, 2014, respectively; and cash deposited with banks for Jinshang Leasing’s bank loans for capital lease business, amounting to $0.4 and $0.4 million as of June 30, 2015 and June 30, 2014. The banks providing loans to Dongsheng Guarantee’s guarantee service customers generally require Dongsheng Guarantee as the guarantor of the loans, to pledge a cash deposit usually in the range of 10% to 20% of the guaranteed amount. The deposits are released after the guaranteed bank loans are paid off and Dongsheng Guarantee’s guarantee obligation expires which is usually within 12 months.

NOTE 5. SHORT-TERM INVESTMENTS

Short-term investments as of June 30, 2015 and June 30, 2014 represented the transactional mutual debt fund products Dongsheng Guarantee, Jinshang Leasing and Tianjin Jiaming purchased from other financial institutions. The term for the investments is one year, three or five years, and Dongsheng Guarantee, Jinshang Leasing and Tianjin Jiaming could redeem or transfer at any time during the period. Interest from the investments varies from 5% to 15% annually with deduction of management fee, and was receivable quarterly, annually or upon maturity.

F-14

The balances at June 30, 2015 and June 30, 2014, by contractual maturity, were due in one year, three or five years. Actual maturities may differ from contractual maturities because the Company may have the right to redeem.

Contractual maturity of the balances at June 30, 2015 and June 30, 2014 were as follow:

	June 30, 2015	June 30, 2014
Maturing within one year	$46,654,007	$29,237,392
Maturing within three years	14,732,844	-
Maturing within five years	122,773,704	113,700,966
Total	$184,160,555	$142,938,358

Interest income from short-term investments was $16,657,246 and $1,584,163 for the years ended June 30, 2015 and 2014, respectively. Earned but uncollected interests was $247,912 and $1,489,934 as of June 30, 2015 and 2014, respectively.

NOTE 6. NET INVESTMENT IN DIRECT FINANCING LEASES

Jinshang Leasing’s leasing operations consist principally of leasing high value equipment under direct financing leases expiring in 1-5 years as of the balance sheets dates. The leases bear effective interest rate of 6% - 9% per annum.

Future minimum lease receipts under non-cancellable direct financing lease arrangements are as follows:

June 30, 2015
Within 1 year	$9,287,569
2 years	8,778,322
3 years	8,274,848
4 years	3,781,159
5 years	118,239
Total minimum lease receipts	30,240,137
Less: amount representing interest	(4,108,681)
Present value of minimum lease receivable	$26,131,456

Following is a summary of the components of the Jinshang Leasing’s net investment in direct financing leases at June 30, 2015 and 2014:

	June 30, 2015	June 30, 2014
Total minimum lease payments to be received	$30,240,137	$28,964,809
Less: Amounts representing estimated executory costs	—	—
Minimum lease payments receivable	30,240,137	28,964,809
Less: Allowance for uncollectibles	(302,401)	(1,238,685)
Net minimum lease payment receivable	29,937,736	27,726,124
Estimated residual value of leased property	—	—
Less: unearned income	(4,108,681)	(4,613,839)
Net investment in direct financing leases	$25,829,055	$23,112,285

F-15

As of June 30, 2015 and 2014, there were no recorded investment in direct finance leases on nonaccrual status, and no recorded investment in direct finance leases past due 90 days or more and still accruing.

The allowance for uncollectibles and minimum lease payments receivables in direct financing leases for the years ended June 30, 2015 and 2014 were as following:

	For the years ended
	June 30, 2015	June 30, 2014

Allowance for uncollectibles at the beginning of period	$1,238,685	$1,016,837
Provision for lease payment receivable	70,467	130,745
Direct write-downs charged against the allowance	(1,011,999)	-
Allowance to charge off direct financing lease interest income	-	87,557
Recoveries of amounts previously charged off	-	-
Effect of foreign currency translation	5,248	3,546
Allowance for uncollectibles at the end of year	$302,401	$1,238,685
Individually evaluated for impairment	$-	$1,008,876
Collectively evaluated for impairment	302,401	229,809
Allowance for uncollectibles at the end of year	$302,401	$1,238,685
Minimum lease payments receivable
collectively evaluated for impairment	$30,240,137	$27,955,933
Individually evaluated for impairment	-	1,008,876
Ending balance	$30,240,137	$28,964,809

As of June 30, 2015, there was no impaired minimum lease payments receivable that caused the Company to evaluate individually for impairment. As of June 30, 2014, there was a financing lease transaction with RMB 50.8 million (about $8.2 million) principal investment that the Company expected to only be able to collect the principal but probably not the interest portion to incent the customer to enter into another finance lease transaction with the Company. As of June 30, 2014, the customer has repaid the principal portion of the minimum lease payments. The minimum lease payments receivable was $1,008,876 as of June 30, 2014 and was all interest portion. Therefore, the Company individually evaluated the minimum lease payments receivable from this financing lease transaction, and made $1,008,876 allowance for impairment against the minimum lease payments receivable directly since the inception of the financing lease. No direct financing lease interest income was ever recognized associated with this financing lease transaction.

The allowance for credit losses provides coverage for probable and estimable losses in the Company’s investment in direct financing leases. The allowance recorded is based on a quarterly review. The determination of the appropriate amount of any provision is highly dependent on management’s judgment at that time and takes into consideration all known relevant internal and external factors, including levels of nonperforming leases, customers’ financial condition, leased property values and collateral values as well as general economic conditions. When a direct financing lease receivable is determined uncollectible, for example, the customer declares bankruptcy, or the Company reaches agreement of debt restructuring with the customer, the direct financing lease would be written off from the investment in direct finance leases.

As of June 30, 2015 and June 30, 2014, no direct financing lease receivables were past due over 90 days.

F-16

Credit Quality of Investment in Direct Financing Lease:

The Company performs a quarterly review on the credit quality of investment in direct financing leases,by evaluating a variety of factors, which includes, dependence on the counterparty, latest financial position and performance of the customers, actual defaults, estimated future defaults, historical loss experience, leased property values or collateral values, and other economic conditions such as the economic trend of the area and the country. In cases where heightened risk is detected in the guarantee business that shows the customer has difficulties in repaying the underlying financing, such as default of interest payment, material changes to the customer’s business, deterioration of financial conditions and cash flow support, WFG would classify the contracts as “abnormal contracts”, otherwise the contracts would be classified as “normal contracts”. For those abnormal contracts, WFG would initiate negotiation with the customer about any improvement or remediation measures including improvement plan for cash flow management, third-party support, extension plans and etc, and implement close supervision on these measures.

The risk classification of direct financing lease receivables is as follows:

	June 30, 2015	June 30, 2014

Normal	30,240,137	28,046,917
Abnormal	—	917,892
Total	$30,240,137	$28,964,809

NOTE 7. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	Useful life (years)	Salvage Value	June 30, 2015	June 30, 2014

Leasehold improvement	5	3%	$34,817	$33,992
Vehicles	4--5	3%-5%	1,249,952	1,070,849
Office equipment	3--5	3%	102,522	115,175
Electric equipment	2--3	3%	64,442	44,032

Less: accumulated depreciation			(536,317)	(345,420)
Property and equipment, net			$915,416	$918,628

Depreciation expense totaled $257,464 and $206,665 for the years ended June 30, 2015 and 2014, respectively.

NOTE 8. OTHER ASSETS

Other assets as of June 30, 2015 and June 30, 2014 consisted of:

	June 30, 2015	June 30, 2014

Advanced payment to third party companies	$391,075	$1,591,814
Receivable from the lessor for initial investment in direct financing lease	-	961,585
Lease receivable from lessee in lease agency transaction	-	474,295
Prepayment for purchasing property and equipment	-	84,431
Other receivables	36,311	47,312
	$427,386	$3,159,437

F-17

Receivable from the lessor for initial investment in direct financing lease as of June 30, 2014 represented the portion of unpaid initial investment by the lessor to the equipment provider in the capital lease transaction that Jinshang Leasing acted as lease agent. A corresponding payable to the equipment provider was recorded in other liabilities (see Note 11).

Advanced payment to the third party companies as of June 30, 2015 represented an amount Jinshang Leasing and Dongsheng Guarantee prepaid for office decoration and software development. Advanced payment to a third party company as of June 30, 2014 represented an amount Jinchen Agriculture paid to a business partner company in the year ended June 30, 2012 when it tried to start the agricultural products import-export business. Jinchen Agriculture didn’t substantially start the business subsequently since the economic environment for the industry was not favorable. Jinchen Agriculture didn't charge any interest for the advanced payment and the amount was returned to Jinchen Agriculture in December 2014.

NOTE 9. BANK LOAN FOR CAPITAL LEASE BUSIENSS

Bank loan of $511,825 as of June 30, 2015 represented a loan Jinshang Leasing obtained by a mortgage contract from CITIC Bank. The loan bears interest at the fixed rate of 5.8%as of June 30, 2015 and the term of the loan started from April 3, 2015 with maturity date on April 2, 2020.

Bank loan of $609,648 as of June 30, 2014 represented a loan Jinshang Leasing obtained by factoring the lease payment receivables as the lessor from a capital lease to CITIC Bank, in which CITIC Bank has recourse right to Jinshang Leasing. The loan bears interest at the prime rate based on five-year interest rate released by the People’s Bank of China. The actual interest rates as of June 30,2014 was 6.4%and the term of the loan started from January 26, 2011 with maturity date on June 20, 2015. The loan was repaid on time.

Interest expense incurred on the loan for the years ended June 30, 2015 and 2014 were $188,173 and $164,354, respectively.

NOTE 10. UNEARNED INCOME FROM FINANCIAL GUARANTEE SERVICES

Dongsheng Guarantee receives guarantee commissions in full at the inception and records unearned income before amortizing it throughout the guarantee service life. Unearned income from guarantee services were$3,659,062 and$7,564,774 as of June 30, 2015 and 2014, respectively..

NOTE 11. OTHER LIABILITIES

Other liabilities as of June 30,2015 and 2014 consisted of:

	June 30, 2015	June 30, 2014
Deposit from direct financing lessees	$3,038,012	$2,596,930
Payable to an equipment provider for initial investment in direct financing lease	467,465	961,585
Lease payable to lessor in lease agency transaction	-	465,497
Accrued payroll	41,741	25,131
Other tax (receivable)/payable	299,533	(88,790)
Other payables	220,592	31,769
	$4,067,343	$3,992,122

Payable to an equipment provider for initial investment in direct financing lease as of June 30, 2014 represented the portion of unpaid initial investment by the lessor to the equipment provider in the direct financing lease transaction for which Jinshang Leasing acted as lease agent. A corresponding receivable from the lessor was recorded in other assets (see Note 8).

F-18

NOTE 12. OTHER OPERATING EXPENSE

Other operating expense for the years ended June 30, 2015 and 2014 consisted of:

	For the years ended
	June 30, 2015	June 30, 2014
Depreciation	$257,464	$206,664
Travel expenses	269,599	264,219
Conference expenses	84,675	108,138
Interest expenses	(120,934)	98,124
Office expenses	137,598	88,621
Entertainment	77,689	57,121
Transportations	120,188	76,270
Promotions	-	32,553
Consultation fee	371,974	-
Others	270,488	66,101
Total	$1,468,741	$997,811

Interest expense was mainly interest income from saving account and term deposit other than short term investment and other bank related expense. The Company has made several deposits for the year ended June 30, 2015.

NOTE 13. CAPITALIZATION

Common Stock

The Company is authorized to issue up to 35,000,000 shares of Common Stock with par value of $1. There were 100 shares issued on July 27, 2014, the date of incorporation.

On December 2, 2014, the Company issued 30,000,000 additional shares to exchange for the 100% ownership of Jinshang Leasing pursuit to the Shares Exchange Agreement (See Note 1)

As of June 30, 2015, there were 30,000,100 shares of Common Stock issued and outstanding.

Common shares and earnings per share are retroactively reflected the transactions for all years presented.

NOTE 14. STATUTORY RESERVE

In accordance with the PRC regulations on enterprises and the articles of association of the Company, enterprises established in the PRC are required to provide statutory reserve before any dividend distribution, which is appropriated from net profit as reported in the enterprise’s PRC statutory accounts for the calendar year. Before making any dividend distribution, an enterprise is required to allocate at least 10% of its annual after-tax profit to the general reserve until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. The statutory reserve can only be used for specific purposes and is not distributable as cash dividends. Jinshang Leasing and Dongsheng Guarantee did not provide any statutory reserve for the years ended June 30, 2015 and 2014 since neither has an intent to distribute dividends.

NOTE 15. EMPLOYEE RETIREMENT BENEFIT

The Company has made employee benefit contributions in accordance with Chinese relevant regulations, including retirement insurance, unemployment insurance, medical insurance, housing fund, work injury insurance and birth insurance. The Company recorded the contribution in the salary and employee charges when incurred. The contributions made by the Companies were $52,374and $39,206 for the years ended June 30, 2015 and 2014, respectively.

F-19

NOTE 16. EARNINGS PER COMMON SHARE

The following table sets forth the computation of basic and diluted earnings per common share for the years ended June 30, 2015 and 2014, respectively:

	For the years ended
	June 30, 2015	June 30, 2014
Net income attributable to the common shareholders	$26,072,653	$7,518,905
Basic weighted-average common shares outstanding.	30,000,100	30,000,100
Effect of dilutive securities	-	-
Diluted weighted-average common shares outstanding	30,000,100	30,000,100
Earnings per share:
Basic	0.87	0.25
Diluted.	0.87	0.25

Basic earnings per share are computed by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share were the same as basic earnings per share due to the lack of dilutive items in the Company year ended June 30, 2015 and 2014.

NOTE 17. INCOME TAXES

Effective January 1, 2008, the New Taxation Law of PRC stipulates that domestically owned enterprises and foreign invested enterprises (the “FIEs”) are subject to a uniform tax rate of 25%. While the New Tax Law equalizes the tax rates for FIEs and domestically owned enterprises, preferential tax treatment may continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies, regardless of whether these are domestically-owned enterprises or FIEs. Jinshang Leasing and Dongsheng Guarantee are all subject to 25% income tax rate for the years ended June 30, 2015 and 2014.

According to the law of PRC on taxation, investment income from security funds is exempted from enterprise income tax.

The Company evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. For the year ended June 30, 2015 and 2014, the Company had no unrecognized tax benefits.

The Company does not anticipate any significant increase to its liability for unrecognized tax benefit within the next 12 months. And the Company will classify interest and penalties related to income tax matters, if any, in income tax expense.

The Company is subject to income taxes in China and is subject to routine corporate income tax audits in this jurisdiction. Management believes that the Company’s tax return positions are fully supported, but tax authorities may challenge certain positions, which may not be fully sustained. Determining the income tax expense for these potential assessments and recording the related effects requires management judgments and estimates. The amounts ultimately paid upon resolution of audits could be materially different from the amounts previously included in our income tax expense and, therefore, could have a material impact on our tax provision, net income and cash flows. Management believes that an adequate provision has been made for any adjustments that may result from tax examinations. However, the outcome of tax audits cannot be predicted with certainty and the timing of the resolution and/or closure of audits is not certain. If any issues addressed in the Company's tax audits are resolved in a manner not consistent with management's expectations, the Company could be required to adjust its provision for income tax in the period such resolution occurs.

F-20

Income tax payable is comprised of:

	June 30, 2015	June 30, 2014
Dongsheng Guarantee	$1,621,710	$338,312
Jinshang Leasing	1,446,042	99,871
Jinchen Agriculture	5	-
	$3,067,757	$438,183

Income tax payables represented enterprise income tax at a rate of 25%of taxable income the Company accrued but not paid as of June 30, 2015 and 2014.

The effective tax rate for the years ended June 30, 2015 and 2014 were 10.7% and 20.7%, respectively..

The reconciliation between the effective income tax rate and the PRC statutory income tax rate of 25% is as follows:

	For the years ended
	June 30, 2015	June 30, 2014
PRC statutory tax	25.0%	25.0%
Effect of non-deductible expenses	0.0%	0.1%
Effect of non-taxable income	(14.3%)	(4.3%)
Others	-	(0.1%)
Effective tax rate	10.7%	20.7%

Deferred tax arose from the difference in tax and accounting base of the deductible allowance for guarantee loss and lease payment receivable loss and difference in direct financing lease income recognition between PRC and U.S. GAAP.

As of June 30, 2015 and 2014, the Company had net deferred tax assets of $414,479 and nil, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The management considered all available evidence, both positive and negative, in determining the realizability of deferred tax assets at June 30, 2015. Management considered carry back availability, the scheduled reversals of deferred tax liabilities, projected future taxable income during the reversal periods, and tax planning strategies in making this assessment. Management also considered recent history of taxable income, trends in the Company’s earnings and tax rate, positive financial ratios, and the impact of the downturn in the current economic environment (including the impact of credit on allowance and provision for guarantee and direct financing lease losses; and the impact on funding levels) on the Company. Based upon its assessment, management believes that a valuation allowance was not necessary as of June 30, 2015

	June 30, 2015	June 30, 2014

Deferred income tax assets
Provision for direct financing lease	75,600	-
Direct financing lease incomes	338,879	-

Total Deferred income tax assets	414,479	-
Less: Valuation allowance	-	-
Net Total Deferred income tax assets	414,479	-

Deferred income tax liabilities
Direct financing lease losses	-	214,184
Allowance for guarantee	969,094	1,003,487
Other difference	158,348	-

Total Deferred income tax liabilities	1,127,442	1,217,671

F-21

As of June 30, 2015 and 2014, the Company intends to permanently reinvest the undistributed earnings of its operating subsidiaries to fund future operations.

For the year ended June 30, 2015, we have not been selected for examination by the applicable tax authority and no resolution of tax audits were expected to be material to the financial statements.

NOTE 18. RELATED PARTY TRANSACTIONS AND BALANCES

Related party balances

Related party balances as of June 30, and 2014 consisted of:

	Relationship	June 30, 2014

Due from owners
Dongsheng International Investment Group Co., Ltd	Mr. Wang Hong is its owner	$17,271,887

Dongsheng International Investment Ltd (HK)	100% owner of Jinshang Leasing from April 2014 to December 2014	2,212,215

Wang Hong	Ultimate owner and controller of the Company and its subsidiaries	6,497,198
		$25,981,300
Due to owners
Wang Hong	Ultimate owner and controller of the Company and its subsidiaries	$227,402

TianWenjun	80% owner of Dongsheng Guarantee before October 2008, and 20% from October 2008 to April 2014	151,010
		$378,412

F-22

All outstanding balances as of June 30, 2014 were paid or collected during the year ended June 30, 2015

Related party transactions

Related party transactions for the years ended June 30, 2015 and 2014 consisted of:

	For the years ended
Amount lent to owners	June 30, 2015	June 30, 2014
Dongsheng International Investment Group Co., Ltd	$13,148,677	$17,307,590
Dongsheng international investment Ltd (HK)	8,419,721	1,827,290
Wang Hong	-	6,510,628
	$21,568,398	$25,645,508

Amount repaid from owners
Dongsheng International Investment Group Co., Ltd	$30,474,032	$-
Dongsheng international investment Ltd (HK)	10,628,558	-
Wang Hong	6,517,312	-
	$47,619,902	$-

Amount repaid to owners
Wang Hong	$244,399	$260,425
Tian Wenjun	175,917	3,624,718
Dongsheng International Investment (Beijing) Co., Ltd	-	1,360,195
	$420,316	$5,245,338

Amount borrowed from owners
Wang Hong	$16,293	$-
Tian Wenjun	24,440	-
	$40,733	$-

The loans from owners and to owners were all interest free and due on demand. Due from owners were fully repaid before December 31, 2014 and no balance as of June 30, 2015.

NOTE 19. COMMITMENTS AND CONTINGENCIES

Commitments

Lease Commitments

The Company leased their principal offices under lease agreements. The following table sets forth the Company’s contractual obligations as of June 30, 2015 in future periods:

For the year ending June 30	Rental payments
2016	$285,947
2017	285,947
2018	142,974
$714,868

F-23

Guarantee Commitments

The guarantees will terminate upon payment and/or cancellation of the obligation; however, payments by Dongsheng Guarantee would be triggered by failure of the guaranteed party to fulfill its obligation covered by the guarantee. Generally, the average guarantee expiration terms ranged within 6 to 12 months.

Contingencies

Dongsheng Guarantee failed to comply with the Interim Measures for the Administration of Financing Guarantee Companies (“Interim Measures”) promulgated by the Chinese Banking Regulatory Commission, NDRC, the Ministry of Industry and Information Technology, the Ministry of Finance, MOFCOM, the People’s Bank of China and the State Administration for Industry and Commerce, effective March 8, 2010 for guarantee business which require that the balance of the financing guarantee liabilities provided by a financing guarantee company for any single guaranteed party shall not exceed 10% of the net assets of the guarantee company. Dongsheng Guarantee provided guarantee service for loans in excess of 10% of its net assets to two clients during the period from June 2014 to June 2015. In addition, we failed to comply with certain social insurance contributions and Provident Housing Fund requirements under PRC regulations (collectively “Social Benefit Regulations”). Dongsheng Guarantee failed to make social insurance contributions and Provident Housing Fund contributions for some of its employees. As of the latest practicable date, we had not received any notice from any of the relevant government authorities regarding our non-compliance with Interim Measures for our guarantee business and the Social Benefit Regulations. However, the management cannot assure that the relevant regulatory authorities will not impose penalties and/or bring legal action against us retrospectively, which may adversely affect our business and cause a significant penalty payment, which the management cannot estimate.

The Company and its subsidiaries are not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have material adverse effect on the business, financial condition or results of operations.

As of June 30, 2015, there are no claims, lawsuits, investigations and proceedings, including unasserted claims that are probable to be assessed, that have in the recent past had, or to the Company’s knowledge, are reasonably possible to have, a material effect on the Company’s financial position, results of operations or cash flows.

NOTE 20. SUBSEQUENT EVENTS

Effective October 26, 2015, Wins Finance Holdings Inc. (“Holdco”) consummated the transactions contemplated by the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of April 24, 2015 and amended on May 5, 2015, by and among Holdco, Sino Mercury Acquisition Corp. (“Sino”), Wins Finance Group Limited (“WFG”) and the shareholders of the WFG (the “WFG Shareholders”).

The Agreement and Plan of Reorganization (the “Merger Agreement”) has initially disclosed in Wins S-4 Registration Form filed on May 11, 2015 which become effective on Sept 18, 2015.

Upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”),(i) Sino merged with and into Holdco with Holdco surviving the merger (the “Merger”) and (ii) the WFG Shareholders exchanged 100% of the ordinary shares of WFG for cash and ordinary shares of Holdco (the “Share Exchange” together with the Merger, the “Transactions”).

Upon the Closing, Sino’s common stock, rights and units ceased trading and Holdco’s ordinary shares began trading on the Nasdaq Capital Market under the symbol “WINS” subject to ongoing review of Holdco’s satisfaction of all listing criteria post-business combination.

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